                                                                    EXHIBIT 10.8

                                     LEASE

                                      FOR

                                ROYAL CENTER I



                    LANDLORD:      IMPERIAL CENTER LIMITED PARTNERSHIP,
                                   A NORTH CAROLINA LIMITED PARTNERSHIP


                    TENANT:        INSPIRE PHARMACEUTICALS, INC.

STATE OF NORTH CAROLINA:                                LEASE
                                                        -----

COUNTY OF Durham:


     THIS LEASE, made as of this 17 day of May 1995, by and between Imperial Center, Limited Partnership, a North Carolina limited partnership hereinafter "Landlord" and Inspire Pharmaceuticals, Inc. hereinafter (whether one or more) "Tenant".

                                  WITNESSETH:

     Upon the terms and conditions hereinafter set forth, the Landlord leases to Tenant and tenant leases from Landlord property hereinafter defined and referred to as the Premises, all as follows:

     1.   PREMISES.  The property hereby leased to Tenant is:

          That area shown on Exhibit A-1 (Space Plan) consisting of approximately 6,495 rentable square feet and located in Royal Center I (the "Building") with an address at 4222 Emperor Boulevard, Morrisville, North Carolina 27560, the above-described leased property being herein referred to as the Premises which together with common areas both for the Building and the Imperial Center Business Park is also shown on Exhibit A-4 (Business Park Site Plan).

     2. TERM. The term of this Lease shall be for a period of five (5) years commencing the first day of June, 1995, and ending on the last day of May, 2000. If for any reason whatsoever, Landlord cannot deliver possession of the Premises as of the foregoing commencement date, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby; and neither Landlord nor Landlord's agent shall be liable to Tenant for any loss or damage resulting therefrom; provided, however, that in such event, the commencement and expiration dates of this Lease and all other dates affected thereby may be revised by written notice from Landlord to Tenant within ninety (90) days of the commencement date specified above to conform all affected dates under this Lease to the date of Landlord's delivery of possession to the Tenant. If with Landlord's prior written approval, Tenant occupies the Premises prior to the commencement date specified above, such occupancy by Tenant shall be subject to all terms and conditions of this Lease, shall not advance the expiration date, and Tenant shall pay pro-rated rent for such period of occupancy at the initial monthly rate set forth below.

     3. RENT. All rent payable by Tenant shall be without previous demand therefor by Landlord, and without setoff or deduction. The minimum rent ("Minimum Rent") for the term shall be the sum of three hundred twenty-four thousand six hundred fifty-two and 34/100 Dollars ($324,652.34), which rent shall be payable in advance in equal monthly installments as follows:

                                                  MONTHLY        ANNUAL
        MONTHS       RATE PER RENTABLE S.F.         RENT          RENT
        ------      -------------------------  -------------  -----------
         1-2*                $10.26            $1,282.50
(Commencing 6/1/95)
         3-12                $10.26            $5,553.23      $ 58,097.30

        13-60                $10.26            $5,553.23      $ 66,638.76

                        Total Minimum Rent:                   $324,652.34

      *Rental for months 1-2 shall be on the existing office area only, an area of approximately 1,500 rentable square feet. Tenant to occupy the remainder of space of approximately 4,995 rentable square feet, which comprises the total rentable area of 6,495 square feet on August 1, 1995.

Each monthly installment of rent shall be payable on or before the first day of each calendar month during the term of this Lease, unless the term commences other than on the first day of the month, in which event rent at the above rate pro-rated until the end of that month shall be due and payable on the commencement date. In addition to such remedies as may be provided under the default provisions of this Lease, Landlord shall be entitled to a late charge of five percent (5%) of the amount of the monthly rent if not received when due, and a charge of Twenty Dollars ($20.00) or the maximum amount allowed by law, whichever is less, for any check given by Tenant not paid when first presented by Landlord.

     4. ADDITIONAL RENT. In addition to rent, Tenant shall pay to Landlord, at the same time as monthly installment payments to rent are made, a sum which represents Tenant's proportionate share of insurance costs, taxes and operating expense charges owed by Tenant pursuant to the terms of Sections 18, 19 and 20 of this Lease, respectively. The actual amount of additional rent due from Tenant shall be adjusted on an annual basis as and when the actual amount of Tenant's proportionate share of insurance costs, taxes and operating expenses charges are determined, and if Tenant has under paid, it shall, within thirty
(30) days of notice from Landlord pay the shortfall as a lump sum payment, and if Tenant has overpaid, Landlord shall pay in a lump sum payment, such overage within thirty (30) days. Tenant shall have the right of reasonable access to Landlord's books and records relative to such operating expense and shall have the right to audit the same. In the event that such an audit reveals a discrepancy of greater than ten percent (10%), which has resulted in an overpayment by Tenant in the amount which should have been charged by Landlord, then Landlord shall pay all costs associated with such audit.

     4.   LANDLORD'S LIEN.  Intentionally deleted.

     5. USE. The premises may be used for office, warehouse, storage, and light assembly uses as is necessary for Tenant's business and for research, development and medical purposes consistent with the pharmaceutical industry and for no other purpose without Landlord's written consent first had and obtained. The Tenant shall not use or occupy nor permit the Premises to be used or occupied, nor do or permit anything to be done in or on the Premises, in a manner which may (a) make void or voidable any insurance in force with respect thereto; (b) result in any increase in the premiums charged for warehouse insurance or cause Landlord to be unable to obtain at regular rates fire or other insurance required to be maintained; (c) cause structural damage to the building, the Premises or any part thereof; or (d) constitute a public or private nuisance; or (e) otherwise violate any present or future law, ordinance, rule or requirement of any public authority, including, without limitation, any law, ordinance, rule or requirement concerning or relating to Tenant's use, occupancy or alteration of the Premises. If as a result of any act or neglect of Tenant, its employees, agents, representatives, clients or visitors, or change in the manner in which Tenant's business or operations are conducted at the Premises, any insurance rate shall be increased over the existing rate and assessed against Landlord, then and in that event, Tenant shall pay to Landlord on demand the amount of such increase as additional rent.

     7. PARKING AND COMMON AREAS. For as long as Tenant affirmatively complies with the terms of this Lease, Landlord grants to Tenant, its employees and invitees, a non exclusive right to use during the term of this Lease, but subject to such rules and regulations as Landlord may enact in accordance with the terms hereof, the common areas shown on Exhibit A-2 (Site Plan) and which areas are or shall be designated by Landlord and are acknowledged to be for use of such persons along with others similarly entitled, for parking, and for ingress and egress between the Premises and other portions of the common areas as shown on Exhibit A-2, which may include adjoining streets, sidewalks, and highways. Landlord represents that the parking facilities at the Building are at a ratio of 2.8 parking spaces per 1,000 square feet of space (127 spaces). Not less than 35 spaces shall be made available for Tenant's use. Such spaces include striping spaces directly behind the building unless prohibited by applicable laws or traffic patterns. The 35 spaces mentioned above are available only if tenant occupies 9,775 rentable square feet. If Tenant finds that parking serving its reasonable needs are insufficient, Landlord will use its best efforts to provide additional space adjacent to the building. Tenant's employees shall park only in areas designated from time to time by Landlord, and not in any other parking area. If Landlord wishes to move Tenant's employees' parking areas, such new areas shall be reasonably satisfactory to Tenant. Three(3)"visitor" spaces will be provided adjacent to Inspire Pharmaceutical, Inc.'s main entrance. In no event shall the Landlord be responsible for patrolling the use of the "visitor" spaces provided. Common areas include, without limitation, parking areas and entrances and exits thereto, driveways and truck serviceways, sidewalks, landscaped areas, business park entrance areas and other areas and facilities provided for the common or joint use and benefit of occupants of the Building and others, their respective employees, agents, representatives, customers and invitees. Landlord reserves the right, from time to time, to reasonably alter the common areas, to exercise control and management of the common areas and to establish, modify, change and enforce such reasonable rules and regulations as Landlord in its discretion may deem desirable for the management of the Building, the business park, the common areas or any part thereof. In using any part of the common areas, Tenant shall not permit anything which may impede the free flow of traffic through such common areas, endanger persons or property or encroach on the loading or unloading, service and parking areas of any other tenant. Rules and Regulations which apply in part to Tenant's use of the common areas are set forth in Exhibit C.

     8. UTILITIES. Tenant shall procure for its own account and shall pay all charges for water, telephone, electricity, gas, sewage, and other utilities used by Tenant at or in the Premises, and Landlord agrees at all times to provide Tenant with access to such utilities for the purpose of Tenant maintenance, repair or replacement of such facilities or systems. Tenant shall be responsible for separate meters for all utilities used at or in the Premises.
To the extent that any service or utility used by Tenant at or in the Premises is not separately metered, Tenant agrees to pay as additional rent and as a monthly charge its "pro rata share" of the charges due for such service or utility, unless otherwise agreed in writing by Landlord, Tenant and any other affected tenant. Tenant's "pro-rata share" shall be determined in accordance with the terms of Section 18 for calculating the same, except that the denominator for the computation shall be the square footage of all premises affected or served by the particular meter.

     9. TENANT REPAIRS. Tenant shall keep the non-structural components of the Premises, together with all systems, fixtures or equipment therein or appurtenant thereto, including, without limitation, interior surfaces, flooring, wiring, plumbing, heating and air conditioning equipment, trade fixtures, loading area components (including, without limitation, overhead doors, bumpers, seals and levelers) and other facilities, systems or equipment, whether or not originally installed by Landlord or Tenant in good condition and repair. Tenant shall be responsibility for maintenance and replacement of all broken plate glass and windows (unless breakage or damage results from settling of the building or faulty initial construction undertaken by Landlord) and of all lights and ballasts. Tenant shall maintain all lighting serving the Premises in good working order at all times during the term of this Lease. In connection with the day-to-day maintenance and repair of the heating and air conditioning systems and equipment at the Premises, Tenant agrees to enter into and maintain (for the term of this Lease) a maintenance contract with a reputable company offering maintenance and repair services acceptable to Landlord, this contract to be subject to the specifications set forth in Exhibit "D". Tenant shall provide Landlord with satisfactory evidence that it has entered into and maintained the aforesaid maintenance contract upon Landlord's request therefor. If, after written notice from Landlord, Tenant fails to repair or maintain any component, system, fixture or facility at the Premises which Tenant is obligated to repair or maintain, then Landlord may, at Landlord's option, repair or maintain the same, and Tenant shall, upon demand by Landlord, reimburse Landlord forthwith for the total costs of such repairs.

     10. LANDLORD REPAIRS. The Landlord shall be responsible for maintenance of the roof, downspouts, gutters, foundation and utility lines located outside the Building and structural walls of the Premises. As used herein, the term "wall" shall not include doors, windows or other components of the Premises which are not load bearing. There shall be no allowance to Tenant for a diminution of rentals value and no liability on the part of Landlord for inconvenience, annoyance or injury to business arising from Landlord or others making any construction or repair to the Premises, the Building, the common areas or an adjoining premises, and no liability on the part of Landlord for failure of the Landlord or others, to make any repairs, alterations, additions or improvements in or to any portion of the Premises, the Building or common areas except to the extent caused by Landlord's negligence. Landlord shall not be liable to Tenant for any damage caused to Tenant and its property due to the Premises or the Building, or any part or appurtenance thereof, being improperly constructed or being or becoming out of repair, or arising from the leaking of a pipe, facility or system for gas, water, sewage, steam, electricity or other utility. Tenant shall immediately report to Landlord any defective condition in or about the Premises known to Tenant, and if such defect is not so reported and such failure results in other damage, Tenant shall be liable for the same. Regardless of any obligation otherwise imposed upon Landlord, Tenant shall pay the cost of any repairs or damage resulting from the negligence or the unlawful or willful acts of its employees, representatives or visitors. If, after a 60-day period of time after written notice from Tenant, Landlord fails to make any repair or maintain any facility at the Premises which Landlord is obligated to repair or maintain, then Tenant may, at Tenant's option, repair or maintain the same, and Tenant shall be entitled to deduct the cost of such repair or maintenance from the rental obligations hereunder.

     11. SIGNS AND ADVERTISING; USE OF NAME. Without first obtaining the prior approval of Landlord, not to be unreasonably withheld, (and after submitting such design specifications as Landlord may require), Tenant shall not permit the installation, painting and display of any sign, plaque, lettering or advertising material of any kind on or near the exterior of the Premises, or in the interior thereof that will be visible from the exterior. Any such installation of a sign or other advertising by Tenant shall be installed in compliance with applicable law, shall be maintained by Tenant at its sole cost and expense and shall be removed by Tenant at the expiration or sooner termination of this Lease, whereupon Tenant shall repair any damage caused to the Premises or Building by such removal. Tenant shall keep all approved signage and other material in good working order clearly illuminated during business hours. Tenant shall not have any property right or interest in any name or distinctive designation which may become associated with the Building or the common areas of which the Building may be a part. Landlord shall retain all property rights in, and the exclusive right of use of, such name or designation.

     12. IMPROVEMENTS. Tenant agrees to accept the Premises in the condition existing as of the date of this Lease. Landlord represents to the best of its knowledge, that (i) it has no knowledge of any material defect at or to the Premises, (ii) that the heating, ventilation and air-conditioning system is operating properly as of the date hereof, and (iii) that the Premises are in compliance with all applicable codes as of the date of the Commencement of the Term of this Lease and that the space is habitable for the purposes intended for Tenant, (iv) that the exterior of the Premises (including the parking area and sidewalks are in compliance with the Americans With Disabilities Act. If there are any initial changes to be made by Landlord or Tenant (with Landlord's prior written approval), such changes, together with the estimated and allocated costs for such changes, shall be set forth in Exhibit B, Up-fit Improvements, to be initialed by both Landlord and Tenant. Unless expressly stated in Exhibit B to the contrary, Tenant shall be responsible for the cost of the Up-fit improvements and agrees to pay Landlord or its designee a charge of ten thousand and No/100 Dollars ($10,000.00) for construction consulting services, including, without limitation, the reviewing of plans and specifications, and the inspecting and coordinating of construction. This charge is payable not later than thirty (30) days after completion of the Up-fit Improvements. Landlord or Landlord's agents have made no representations or promises with respect to the Premises or the Building except as expressly set forth herein. The taking of possession of the Premises by Tenant shall be conclusive evidence as against Tenant, that Tenant accepts the same "as is" and "where is" and that the Premises and Building were in good condition at the time when possession was taken by Tenant. Landlord may at any time construct additional buildings or improvements in any part of the common areas, so long as the same does not materially interfere with Tenant's use and operation at the Premises, and may remodel or remove the Building or any existing building in any part of the common areas. Any sidewall of the Premises may be used by Landlord as a "party wall" for other buildings or improvements. However, in connection with Landlord's construction of any additional buildings or improvements, Landlord shall not unreasonably interfere with Tenant's use and occupancy of the Premises or impair Tenant's rights under this Lease. For any improvements or alterations made at the Premises, Tenant shall have the right to select and hire its own contractor, provided that Landlord reasonably approve said contractor and all plans and specifications for such improvements and alterations. For minor future improvements, there will be no construction management fee; for significant improvements made by Tenant, the construction management fee will be negotiated.

     13. FIXTURES AND INTERIOR ALTERATIONS. The Tenant, with Landlord's prior written consent, not to be unreasonably withheld, but at Tenant's own expense, may from time to time during the term of this Lease make interior alterations in and to the Premises which it may deem necessary or desirable providing that in no case may it affect the structural integrity of the Premises or the Building. Any such work shall be done in a good workmanlike manner and in accordance with applicable law and shall not result in any claim or lien against Landlord or its property. All permanent improvements or alterations shall belong to the Landlord and become a part of the Premises upon the expiration or sooner termination of this Lease, unless Landlordrequests the Tenant to remove such improvements or alterations at Tenant's sole expense, whereupon Tenant shall also cause to be repaired any damage to the Premises resulting from the removal. Tenant may construct or install in the Premises, all racks, counters, shelves, mirrors, chairs, and other trade fixtures and equipment in accordance with applicable law as may be necessary or convenient for Tenant's business, which racks, counters, shelves, mirrors, chairs, and other trade fixtures and equipment shall at all times be and remain the property of the Tenant, and if not then in default hereunder, the Tenant shall have the right to remove all or any part of the same from said Premises at any time prior to the expiration or sooner termination of this Lease, provided nevertheless that Tenant shall repair any damage to the Premises resulting from installation or removal. The parties agree that Tenant shall be compensated for the residual value of personal property and fixtures of Tenant remaining in the Premises after the expiration of the term (only if Landlord, at its sole discretion elects to have personal property or fixtures remain in the space), to the extent that Landlord benefits from the value of such personal property and fixtures in the future leasing of the Premises. Tenant and Landlord shall, during the Notice period, negotiate in good faith.

     14. LIENS. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant, and Tenant hereby agrees to indemnify and hold Landlord, its agents, employees, contractors, officers, directors, partners and shareholders harmless from any and all liability, cost or expense for such liens. Tenant shall cause any such lien imposed to be released of record by payment or bonding upon terms acceptable to Landlord within thirty (30) days after the earlier of the imposition of the lien or a written request by Landlord therefor. If Tenant fails to remove any lien within the prescribed thirty (30) day period, then Landlord may do so at Tenant's expense, including costs and attorneys' fees, which expense shall be due as additional rent hereunder.

     15. INDEMNIFICATION. Tenant shall indemnify and hold harmless Landlord, its agents, representatives, successors or assigns, from and against any and all losses, damages, liabilities, claims, penalties, costs or expenses (including attorney's fees), whether caused by Tenant or by its agents, servants, employees, independent contractors or licensees, occasioned by, arising or resulting from or growing out of (a) Tenant's use or occupancy of the Premises, or from the conduct of Tenant's business, or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises; (b) the breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease or arising from any act or omission of the Tenant; or (c) any alleged or actual violation of any Environmental Law (as defined below), any unsafe or improper use or storage of any Hazardous Substance (as defined below) or any condition created by or arising therefrom including any actual or threatened pollution or contamination at or about the Premises or the Building, whether or not due to negligence, an omission or a willful act.

     The indemnification provisions contained herein shall not be deemed to be limited by the limits of any insurance policies required under this Lease and shall survive the expiration or sooner termination of this Lease. Tenant shall defend any suit, action or proceeding commenced or brought against Landlord in connection with any indemnity or obligation of Tenant contained in this Section regardless of any alleged fault or cause and Tenant shall employ legal counsel reasonably satisfactory to Landlord to defend such suits, actions or proceedings. Tenant shall deliver to Landlord copies of the documents served in any such suit, action or proceeding and, whenever requested by Landlord, shall advise as to the status of such suit, action or proceeding. If Tenant fails to defend diligently any such suit, action or proceeding, or if Landlord elects to defend by written notice to Tenant at any time, Landlord shall have the right (but not the obligation) to defend the same at Tenant's expense. Tenant shall not settle any such suit, action or proceeding without Landlord's prior written consent. Tenant shall give timely notice of such suit, action or proceeding and the claims thereof to Landlord and each insurer issuing an insurance policy required under this Lease.

     16. TENANT'S COMPLIANCE; INSURANCE REQUIREMENTS; WAIVER OF SUBROGATION. Tenant shall comply with all applicable laws, ordinances and regulations affecting the Premises, including the Rules and Regulations set forth in Exhibit C and any other rules for tenants as may be developed from time to time by Landlord and delivered to Tenant or posted on the Premises. Tenant shall maintain and care for its personal property and trade fixtures located in the Premises, insure such personal property and fixtures in all respects, and shall neither have nor make any claim against Landlord for any loss or damage to the same, unless caused by negligence of the Landlord. Throughout the term of this Lease, Tenant, at its sole cost and expense, shall keep or cause to be kept for the mutual benefit of Landlord and Tenant the following insurance: (a) commercial general liability insurance naming the Landlord as an additional insured against any and all claims for bodily injury and property damage occurring in or about the Premises arising out of Tenant's use and occupancy of the Premises, such insurance to have a combined single limit coverage of not less than $1,000,000 per occurrence with a $2,000,000 aggregate limit and excess umbrella liability insurance in the amount of $2,000,000 (If the Tenant has other locations that it owns or leases, the policy shall include an aggregate limit per location endorsement) and such insurance to be primary and non-contributing to any insurance available to Landlord and Landlord's insurance shall be in excess thereto, and in no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease; (b) personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises for perils covered by the causes of loss--special form (all risk), together with coverage for flood, earthquake and boiler and machinery (if applicable), such insurance to be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the forgoing property;
(c) workers' compensation insurance in accordance with statutory law and employers' liability insurance with a limit of not less than $100,000 per employee and $500,000 per occurrence; and (d) such other insurance as Landlord deems necessary and prudent or required by Landlord's beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises. The policies required to be maintained by Tenant shall be with companies rated AX or better in the most current issue of Best's Insurance Reports. Insurers shall be licensed to do business in the State of North Carolina and domiciled in the United States of America. Any deductible amounts under any insurance policies required hereunder shall not exceed $1,000. Certificates of insurance (or certified copies of the policies if required by Landlord) shall be delivered to Landlord prior to the commencement date and thereafter at least thirty (30) days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord directly as required by this Lease. Each policy of insurance shall provide notification to Landlord at least thirty (30) days prior to any cancellation or modification resulting in a reduction of insurance coverage. Neither Tenant, nor any person claiming through Tenant on Tenant's behalf, shall have any claim, right of action of right or subrogation against Landlord for any loss or damage caused by casualty at or concerning the Premises, or to Tenant's contents, furniture, furnishings, equipment, fixture or other property at or in the Premises, whether such casualty arose from any act, fault or negligence of Landlord, its agents, representatives, employees, or otherwise. All policies of insurance carried or maintained by Tenant pursuant to this Lease shall contain a provision whereby the insurer waives all rights of subrogation against the Landlord.

     17. CASUALTY DAMAGE. If the Premises, or any part thereof, shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Premises shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Premises shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), Landlord may, at its option, terminate this Lease and the term and estate hereby granted, by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, in which event the rent shall be abated as of the date of damage. If Landlord does not elect to terminate this Lease, Landlord shall within ninety (90) days after the date of such damage commence to repair and restore the Premises and shall proceed to restore the Premises (except that Landlord shall not be responsible for delays beyond its control) to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair, or replace any part of Tenant's furniture, furnishings, fixtures or equipment removable by Tenant, and such work shall not in any event exceed the scope of the work done by Landlord in originally constructing the Premises nor shall Landlord in any event be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the fire or other casualty. For the period of restoration, rent shall abate as of the date of damage, unless Tenant is able to continue its occupancy of the Premises during restoration whereupon rent shall be adjusted and prorated in the proportion which the area of unusable lease space bears to the total Premises. In any event, Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of the Tenant, loss of use of any part of the Premises by the Tenant or loss of Tenant's personal property resulting in any way from such damage or the repair thereof. If the Premises or any other portion of the Building are damaged by fire or other casualty resulting from the omission, fault or negligence of Tenant or any of Tenant's agents, employees, or invitees, rent due hereunder shall not be abated or diminished during the repair of such damage and Tenant shall be liable to Landlord without prejudice to subrogation rights of Landlord's insurer for the cost and expense of the repair and restoration of the Premises and Building caused thereby to the extent such costs and expense is not covered by insurance proceeds.

     18. PASS THROUGH--PRORATED INSURANCE COSTS. For the term of this Lease, Landlord intends to keep the Building containing the Premises insured against loss or damage by fire with extended coverage endorsement in an amount sufficient to prevent the Landlord from becoming a co-insurer under the terms of applicable policies, but, in any event, in an amount not less than ninety (90%) percent of the full insurable value of the Building as determined from time to time. Tenant agrees to pay Landlord in advance monthly as additional rent its "pro rata share" (as defined below) of the estimated premiums and costs of such Landlord insurance throughout the term of this Lease, and any renewals or extensions hereof. Tenant's "pro rata share" of such insurance costs shall mean that percentage found by dividing the agreed to rentable square footage of the Premises by the agreed to rentable square footage of the Building(s) (in which the Premises is located) subject of the insurance. In this instance, the "pro rata share" computation is as follows: 6,495 rentable square feet of the Premises divided by 41,094 rentable square feet of the Building equals 15.8% This computed monthly charge estimated by Landlord shall be paid by Tenant until such time when the charge shall be adjusted to reflect actual insurance costs for the year. If the reconciliation of the charges shows a deficiency, such deficiency shall be paid by Tenant to Landlord upon demand; if it shows a credit, the credit shall be refunded by Landlord to Tenant within thirty (30) days.

     19. PASS THROUGH--PRORATED TAXES. Tenant shall pay Landlord in advance monthly as additional rent its "pro rata share" (as determined in accordance with the terms of Section 18 hereof) of any use and/or occupancy tax imposed on rents collected by Landlord (other than City, State or Federal Income Tax) or any tax on rents in lieu of ad valorem taxes, notwithstanding that any such tax may be levied or assessed against the Landlord. Tenant further agrees to pay Landlord its "pro rata share" (as determined in accordance with the terms of Section 18) of ad valorem or any other property tax imposed upon the Building(s) (of which the Premises is a part) subject to the tax, regardless of the taxing authority or authorities levying the same. Furthermore, Tenant shall make timely payments of all ad valorem taxes and assessments made against Tenant's stock of merchandise, furniture, furnishings, trade fixtures, equipment, supplies and other property located on or used in connection with the Premises and of all privilege and business licenses, taxes and similar charges for which Tenant may be responsible. If the assessed value of the Building in which the Premises are located is increased by a taxing authority because of alterations or modifications to the Building made at Tenant's request or made by Tenant, then the additional taxes attributable to such increase in valuation shall be the sole responsibility of Tenant, and shall be included monthly as additional rent to be paid by Tenant.

     20. PASS THROUGH--OPERATING EXPENSE CHARGES. Landlord will operate and maintain the common areas of the Building and business park, in excellent condition consistent with a first class business park operations and related areas and facilities referred to in Section 7 above, all as shown in Exhibit A-2 (Site Plan). For the term of this Lease or any extension hereof, Tenant shall pay Landlord as additional rent a minimum sum as a common areas operating expense charge equal to seventy-four cents ($.74) per square foot for each rentable square foot of the Premises, per annum, namely the sum of four thousand eight hundred six and 30/100 Dollars ($4,806.30) which shall be due and payable in monthly installments of four hundred and 52/100 Dollars ($400.52) each, in advance as rent is due. In the event that the actual operating expenses for the common areas as prorated shall exceed the minimum sum shown above, Tenant shall pay its "pro rata share" (as determined in accordance with the terms of Section 18 or if with respect to an operating expense concerning the business park common areas, then a "business park amenities pro rata share" determined from a percentage found by dividing the agreed to rentable square footage of the Premises by the rentable square footage of all benefiting buildings within the business park) of any such increase, as a monthly charge in advance as rent is due. As used herein, the term "operating expense" shall mean and include all operating costs concerning the operation or maintenance of the common areas as determined by standard accounting practices and shall include by way of illustration, but not limited to: property management fees, ad valorem real and personal property taxes, legal fees and other costs incurred in connection with protesting tax assessment, hazard and liability insurance premiums, common area utilities, common area maintenance services, common area facilities, business park amenities, landscaping, snow removal, asphalt and pavement repair, labor, materials, supplies, equipment and tools, permits, licenses and inspection fees. The term "operating expense" shall not include depreciation on the Building in which the Premises are located or equipment therein (except for the reasonable amortization of the costs for capital investment items which are purchased and installed for the purpose of reducing "operating expenses" or complying with a governmental requirement), interest, executive salaries or real estate broker commissions. The annual statement of said operating expenses shall be made available to Tenant upon Tenant's request. There will be an annual cap of five percent (5%) on all "controllable expenses." As used herein, the term "controllable direct expense" means and refers to any direct expense the amount of which is directly subject to control by Landlord, including, for example, property management services costs, but exclusive of taxes, insurance premiums, utility costs, the cost of services by a public authority. Parties agree that $2.01 is the current basis for pass-through charges paid by Tenant to Landlord for insurance, taxes, utilities, the cost of services and other operating expenses. The provisions of this Section only apply to the extent that such costs exceed $2.01.

     21. ACCOUNTING FOR PASS THROUGH CHARGES. Landlord shall send to Tenant, in writing, a statement of the amount of any additional rent determined due pursuant to Sections 18, 19, and 20 after the end of the year with respect to which such additional rent is due. The amount of such additional rent required to be paid pursuant to the provisions for this Lease, as well as any other sums of money or charges required to be paid by Tenant under this Lease, whether or not the same shall be designated "additional rent" shall nevertheless, if not paid when due, be collectible as additional rent with the next installment of rent thereafter falling due. Nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder or otherwise limit any remedy of Landlord to collect the same. Tenant shall pay to Landlord monthly in advance, one-twelfth (1/12) of the estimated annualized amounts shown as Tenant's "pro rata share" of any additional rent to be paid in anticipation of such rent due to provide for increases in operating expenses and other expenses as specified in Sections 18, 19 or 20 hereof for the then current calendar year, and all such additional monthly payments shall be credited to Tenant's rent next due to the extent that the amount paid by Tenant exceeds the amount actually due. Any deficiency shall be paid by Tenant to Landlord, within thirty (30) days of notice from Landlord, which notice and any overage shall be refunded by Landlord to Tenant within thirty (30) days.

     22. LANDLORD LIABILITY. Tenant agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for any damage to any goods, wares, merchandise, or other property of Tenant, or Tenant's contractors, agents, employees, invitees, customers or any other person in or about the Premises, unless such damage or loss is solely caused by Landlord, its agents, employees or representatives, nor shall Landlord be liable for injury to the person of the Tenant or to the Tenant's contractors, agents, employees, invitees, or customers whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places, regardless of whether the cause of such damage or injury or means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any loss or damages arising from any act or neglect of any other tenant. The term "Landlord" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners of the Premises and Building at the time in question, and in the event of any transfers or conveyances, the then grantor shall be automatically freed and released from and after the date of such transfer or conveyance of all liability unless such liability and obligations
                                        ------
are expressly not assumed by the successor as respects the performance of any
              ---
covenant or obligation on the part of Landlord contained in this Lease on the part of Landlord shall be binding on the Landlord, its successors and assigns only during and in respect to their respective successive periods of ownership. Notwithstanding any other provision contained herein to the contrary, in the event of a breach hereof by Landlord or the failure of Landlord to perform any of its obligations hereunder, Landlord shall have no personal liability therefor, but Tenant shall look solely to Landlord's interest in the Building for satisfaction of any claim or loss.

     23. CARE OF PREMISES. Tenant shall at all time keep the Premises and adjoining areas and appurtenances (subject to its reasonable control) in a clean and neat condition. Tenant covenants and agrees that Tenant, for itself, its employees, representatives and visitors, shall:

     (a) Prohibit anything which shall endanger or cause injury to any person or property.
     (b) Prohibit any excessive loads within the Premises or any part of the common areas, including parking areas.
     (c) Prohibit any disturbing or offensive odors, fumes, gases, smoke, dust, steam vapors, noise or vibrations in violation of applicable law.
     (d) Keep the entryways, sidewalk and delivery and service areas clean and free from rubbish, dirt, snow and ice.
     (e) Keep the interior building free of vermin except to the extent used in Tenant's business operations.
     (f) Prohibit the use of sinks, toilets or urinals for any purpose except that for which they are designated and installed.
     (g) Store all trash and garbage inside the Premises and provide for its prompt and regular removal for disposal outside the Building and common areas.
     (h) Comply otherwise with all rules and regulations of Landlord, including those Rules and Regulations set forth in Exhibit C.

     24. QUIET ENJOYMENT. Upon Tenant's paying the rent and other sums herein reserved and its performing the covenants and agreements hereof, Tenant shall peaceably and quietly have, hold and enjoy the Premises, and all rights, privileges, easements and appurtenances in any way appertaining thereto, during the term of this Lease.

     25. SURRENDER; HOLDING OVER. Tenant will vacate and deliver up the Premises and all improvements, additions and alterations thereto, except and only to the extent Landlord requests removal of such improvements, additions and alterations pursuant to Section 13 (except Tenant signs, equipment and trade fixtures installed by Tenant at its expense which may be removed by Tenant), at the expiration or termination of this Lease, in a good, clean and tenantable condition as the same were at the beginning of Tenant's occupancy, excepting reasonable wear, damage by fire and other casualty or appropriation by eminent domain. Tenant expressly agrees to perform and complete any and all of its repair or maintenance obligations specified under Section 9 prior to its vacating the Premises. Tenant may remove its trade fixtures and equipment within ten (10) days after the expiration or sooner termination of this Lease, provided
(a) removal of the Tenant item can be accomplished without major damage to the Premises; and (b) Tenant immediately repairs (or reimburses Landlord for the cost of repairing any resulting damage or defacements)." (c) Tenant is not in default hereunder (otherwise, all such items shall become Landlord's property. Upon its surrender of the Premises, Tenant agrees to provide that all entrance and exit doors are repaired and in good order, all lighting and ballast are repaired and in good working order and all lights are replaced, as necessary and burning, in addition to any other Tenant obligation in connection with the condition of the Premises upon surrender.

     During any such holdover period, Tenant shall be a tenant from month-to-month only, and shall be subject to and bound by all terms and conditions hereunder, except those as to term hereof and except that during such holdover tenancy, Tenant shall pay to Landlord (a) rent at the rate equal to one hundred thirty percent (130%) at the rate of rent then existing at the end of the Lease, and (b) any and all operating expenses and all other additional rent payable hereunder.

     26. ASSIGNMENT AND SUBLEASING. Tenant may not assign, transfer, mortgage or encumber this lease, or sublease the Premises, in whole or in part, without first obtaining the prior written consent of the Landlord, which Landlord shall not unreasonably withhold. Any assignment or sublease to which Landlord may consent (one consent not being any basis to contend that Landlord should consent to a further change) shall not relieve Tenant of any of its obligations hereunder. The withdrawal or change, whether voluntary, involuntary or by operation of law, of persons or entities owning a controlling interest in Tenant, or the sale of Tenant's business, shall not be deemed a voluntary assignment of this Lease and subject to the provisions of this Section 26, it being expressly understood that no further Landlord approvals shall be required from Landlord in order for Tenant to change the ownership structure or control of Tenant's business. Acceptance of rent by Landlord after any non-permitted transfer or assignment shall not constitute approval thereof by Landlord. It is expressly understood that Tenant's right to sublease or assign is subject to any right of first offer of ICAgen, Inc. and then any right of first offer of any other tenant at the Building to Tenant's Premises.

     In no event shall this Lease be assignable by operation of any law, and Tenant's rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant expressly recognizes that Landlord's title is paramount, and that it can do nothing to affect or impair Landlord's title. If this Lease shall be assigned or the Premises or any portion thereof sublet by Tenant at a rental that exceeds the rental to be paid to Landlord hereunder attributable to the Premises or that portion thereof so assigned or sublet, as the case may be, then and in such an event, any such excess rent shall be divided evenly between Landlord and Tenant after netting out the reasonable cost associated with such assignment or subletting.

     27. SUBORDINATION; ATTORNMENT. Tenant agrees that this Lease will either be subordinate or superior to any mortgage or other security instrument heretofore or hereafter executed by the Landlord covering the Premises, depending on the requirements of such mortgagee. Within fifteen (15) days, Tenant will execute such reasonable agreements making this Lease superior or subordinate as Landlord's mortgagee may request, and will agree to attorn to said mortgagee providing the mortgagee agrees not to disturb Tenant's possession hereunder so long as Tenant is in compliance with this Lease. Landlord consents to Tenant's execution of Landlord's mortgagee's subordination, attornment and non-disturbance agreement, and to be bound by the provisions thereof. Further Tenant agrees to execute within fifteen (15) days of request therefor, and as often as requested, estoppel certificates setting forth the facts with respect to date of occupancy, termination date of this Lease, the amount of rent due and date to which rent is paid, whether or not it has any defenses or offsets to the enforcement of the Lease or knowledge of any known default or breach by Landlord, and that this Lease is in full force and effect except as to any modifications or amendments, copies of which Tenant shall attach to such estoppel certificate. Tenant agrees to attorn to any successor of Landlord.

     28. DEFAULT. If Tenant: (a) fails to pay all rent as provided in this Lease within ten (10) days of written notice from Landlord of such deficiency;
(b) breaches any other agreement or obligation herein set forth and such failure continues for thirty (30) days following written notice from Landlord of such failure; (c) files (or has filed against it) any petition or action for relief under any creditor's law (including bankruptcy, reorganizations, or similar actions), either in state or federal court; or (d) becomes insolvent, makes any transfer in fraud of creditors, has a receiver appointed for its assets, or makes an assignment for benefit of creditors, then in addition to any other lawful right or remedy which it may have, Landlord may do the following: (A) declare the rent for the balance of the term immediately due and payable, and collect the same by distress or otherwise; (B) seize and hold any personal property of Tenant located in the Premises and assert against the same a lien for monies due Landlord; (C) without obtaining any court authorization, lock up the Premises and deny Tenant access thereto; (D) terminate this Lease; or (E) repossess the Premises, and with or without terminating, relet the same at such amount as Landlord deems reasonable, and if the amount is less than Tenant's rent, Tenant shall immediately pay the difference on demand to Landlord, but if in excess of Tenant's rent, the entire amount shall belong to Landlord free of any claim of Tenant therto. All expenses of Landlord in repairing, restoring or altering the Premises or reletting, together with leasing fees, all other expenses in seeking and obtaining a new tenant, the unamortized portion of Landlord's upfit costs incurred in connection with this Lease and other damages and costs, shall be charged to and a liability of Tenant. Landlord's reasonably attorneys fees in pursuing any of the foregoing remedies, or in collecting any rents due by Tenant hereunder, shall be paid by Tenant, which fees as to rents collected shall be the greater of fifteen (15%) percent of the amount of such rents or the actual amount of such fees and expenses as may be allowed by law. All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercising a different or inconsistent remedy. No waiver by Landlord or any covenant or condition shall be deemed to imply or constitute a further waiver of the same at a later time, and acceptance of rent by Landlord even with knowledge of a default by Tenant shall not constitute a waiver of such default.

     29. ATTORNEY'S FEES. Tenant and Landlord hereby each agree to pay all reasonable attorney's fees and expenses which the asserting party may incur in enforcing any obligations under this Lease, or in any litigation commenced to enforce a provision of this Lease.

     30. INSPECTION. Tenant agrees that the Landlord, its agents and other representatives, shall have the right to enter into, and upon, the Premises, or any part thereof, at all reasonable times mutually agreeable between the parties and upon one (1) day prior notice (although no such notice shall be required in the event of an emergency) for the purposes of inspecting or showing the same. Tenant further agrees that Landlord may enter the Premises at all reasonable times mutually agreeable between the parties and upon one (1) day prior notice to post "For Rent" signs, after notice is given, during the last five (5) months prior to the expiration of the Lease term, which signs may not removed by Tenant.

     31. CONDEMNATION. If the Premises are totally taken by condemnation, this Lease shall terminate on the date of taking. If only a portion of the Premises is taken by condemnation and Tenant can continue use of the remainder, then the Lease will not terminate, but rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking. Tenant shall have no right or claim to any part of any award made to or received by the Landlord for any taking and no right or claim for any alleged value of the unexpired portion of this Lease; provided, however, that Tenant shall not be prevented from making a claim against the condemning party (but not against Landlord) for any moving expenses, loss of profits, or taking of Tenant's personal property (other than its leasehold interest) to which Tenant my be entitled.

     32.  RIGHT TO RELOCATE.  Intentionally deleted.


     33. SECURITY DEPOSIT. Landlord acknowledges receipt from Tenant of the sum of five thousand and No/100 Dollars ($5,000.00) which sum Landlord shall retain as security for the performance by Tenant of each of its obligations hereunder. If Tenant fails at any time to perform its obligations, Landlord may at its option apply said deposit, or so much thereof as is required, to cure Tenant's default. This deposit shall not bear interest, and unless Landlord uses the same to cure a default of Tenant, or to restore the Premises to the condition that tenant is required to leave them at the conclusion of the term, Landlord shall within thirty (30) days after twelfth (12/th/) month of the Lease refund to Tenant so much of the deposit as remains.

     34. NOTICES. Any notices which Landlord or Tenant is required or desires to give the other shall be deemed sufficiently given or rendered if, in writing, is delivered personally or sent by regular mail, or if an event of default is claimed, then either delivered personally or sent by certified or registered mail, postage prepaid, to the address listed after the signature of the party to be given notice, at the end of this Lease document. Any notice given herein shall be deemed delivered when the return receipt therefore is signed, or refusal to accept the mailing by the addressee is noted thereon by the postal authorities.

     35.  HAZARDOUS MATERIALS; ENVIRONMENTAL COMPLIANCE.

     A.   Tenant's Responsibility.  Tenant shall not (either with or without
          ------------------------
negligence) cause or permit the escape, disposal or release of any biologically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of said substances or materials in any manner not sanctioned by law or by the standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building or the business park as generally shown in Exhibit A-2 any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Tenant covenants and agrees that the Premises will, at all times during its use or occupancy thereof, be kept and maintained so as to comply with all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits, and regulations of all state, federal, local, and other governmental and regulatory authorities, agencies, and bodies applicable to the Premises, pertaining to environmental matters, or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or materials including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended (all hereinbefore and hereinafter collectively called the "Environmental Laws" or "Laws")

     B.   Tenant's Liability.  In addition to the indemnifications contained in
          ------------------
Section 15 hereof, Tenant shall hold Landlord, its agents, representatives, successors or assigns, free, harmless, and indemnified from any penalty, fine, claim, demand, liability, costs, or charge whatsoever which Landlord or others as aforesaid shall incur, or would otherwise incur, by reason of Tenant's failure to comply with this Section 35; including, but not limited to: (i) the cost of bringing the Premises into compliance with all Laws; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises have been brought into compliance with all Laws; and (iii) the reasonable fees and expenses of Landlord's attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with Section 35.

     C.   Property.  For the purposes of this Section 35, the Premises shall
          --------
include the Premises identified in Section 1 above, together with the real estate covered within the Site Plan, Exhibit A-2, and all structures and improvements thereon; all personal property used in connection with the Premises (including that owned by Tenant); and the soil, ground water, and surface water of the Premises, as this term is defined in this Subsection 3(C).

     D.   Inspections by Landlord.  Landlord and its engineers, technicians, and
          ------------------------
consultants (collectively the "Auditors") may, from time to time as Landlord deems appropriate upon prior notice and in no event in any way that will materially interfere with Tenant's business operations conduct periodic tests and examinations ("Audits") of the Premises to confirm and monitor Tenant's compliance with this Section 35. Such Audits shall be conducted in such manner as to minimize the interference with Tenant's permitted activities on the Premises; however, in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant's compliance with this Section 35. Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits. The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Section 35, in which case the cost of such Audit, and the cost of all subsequent Audits made during the Lease term and within thirty (30) days thereafter (not to exceed two (2) such Audits per calendar year) shall be paid for on demand by Tenant.

     E.   Landlord's Liability.  Provided, however, the foregoing covenants and
          --------------------
undertakings of Tenant contained in this Section 35 shall not apply to condition or matter constituting a violation of any Law: (i) which existed prior to the commencement of Tenant's use or occupancy of the Premises and was not caused, in whole or in part, by Tenant or Tenant's agents, employees, officers, partners, contractors, representatives or invitees; or (ii) to the extent such violation is solely caused by the acts or neglects of Landlord or Landlord's contractors, agents, employees, representatives or invitees.

Landlord represents that to the best of its knowledge, without independent investigation or verification, the premises shall be in full compliance with all environmental laws as of the date of the commencement of the Lease.

     F.   Tenant's Liability After Termination of Lease.  The covenants
          ----------------------------------------------
contained in this Section 35 shall survive the expiration or termination of this Lease, and shall continue for so long as Landlord and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Tenant has agreed to indemnify Landlord under this Section 35.

     36. BROKER'S COMMISSIONS. Tenant represents and warrants that it has not had dealings with any real estate broker, finder, or other person, with respect to this Lease in any manner, except Tri-Properties, Inc. whose address is Post Office Box 13163, Raleigh, North Carolina and Douglas Baker, Corporate Realty Advisors, whose address is 4000 Westchase Boulevard, Suite 390, Raleigh, NC 27607. Landlord shall pay any commissions or fees that are payable to the above-named broker or finder with respect to this Lease. Tenant shall indemnify and hold Landlord harmless from any and all damages resulting from any claims that may be asserted against Landlord by any other broker, finder or other person, with whom Tenant has or purportedly has dealt. The provisions of this
Section 36 shall survive the termination or expiration of this Lease.

     37. MISCELLANEOUS. Headings of sections are for convenience only and shall not be considered in construing the meaning of the contents of such sections. The invalidity of any portion of this Lease shall not have any effect on the balance hereof. Should Landlord or Tenant institute any legal proceeding against the other for a breach or non-performance of any provision herein contained, the prevailing party shall be entitled to receive all costs and attorney fees from the other party." Should Landlord institute any legal proceedings against Tenant for breach of any provision herein contained, and prevail in such action, Tenant shall in addition be liable for the costs and expenses of the Landlord, including its reasonable attorney's fees. This Lease shall be binding upon the respective parties hereto and upon their heirs, executors, successors and assigns. This Lease supersedes and cancels all prior negotiations between the parties, and changes shall be in writing signed by the party affected by such change. Landlord reserves the right to make and change from time to time rules it deems appropriate for the common use and benefit of all tenants, with which rules Tenant shall comply. Any agreed to measurement of space shall be done in accordance with Building Owners and Managers Association ("BOMA") standards used to determine "rentable" square feet for warehouse/flex space. Landlord may sell the Premises without affecting the obligations of Tenant hereunder. This Lease may not be recorded without Landlord's prior written consent. The singular shall include the plural, and the masculine, feminine or neuter includes the other. Each of the Landlord and Tenant respectively represent that each has the lawful authority to enter into this Lease and by signing it in their name as set forth below, to be legally bound in accordance with its terms and conditions. No failure by Landlord to insist upon the strict performance or observance of any term or condition of this Lease, or to seek redress or to exercise any right or remedy after any such failure or breach hereof, shall constitute a waiver of any such term, condition, obligation, right or remedy, or any such failure or breach then or thereafter occurring. No term, condition or obligation of this Lease to be performed or observed by Tenant shall be waived, altered or modified except by a writing executed by Landlord. No waiver of any failure, breach or default hereof shall affect or alter this Lease, but each and every term, condition and obligation of this Lease shall continue in full force and effect with respect to any other failure, breach or default. This Lease, and the rights and obligations of each of the Landlord and Tenant hereunder shall be governed by and construed in accordance with the laws of the State of North Carolina. Whenever this Lease references square footage of the Premises, portions thereof, or any additional space to which Tenant may have an option or other prospective leasehold interest, Tenant may verify the square footage of such space pursuant to BOMA standards. In the event in a discrepancy in the square footage stated in the Lease and the actual square footage, all of the charges due hereunder, including Rent, shall be modified accordingly.

     38. SPECIAL CONDITIONS, EXHIBITS AND ADDENDA. The following special conditions, if any, shall apply, and where in conflict with earlier provisions in this Lease shall control. If any Lease Exhibits or Addenda are noted below, such exhibits and addenda are incorporated herein and made a part of this Lease. If there are no special conditions, exhibits or addenda, the word NONE shall be written in the blank below.

          Exhibit A-1:   Floor Plan
          Exhibit A-2:   Building Site Plan
          Exhibit A-3:   Legal Description of Real Property
          Exhibit A-4:   Business Park Site Plan
          Exhibit B:     Space Plan
          Exhibit C:     Rules and Regulations
          Exhibit D:     Contract Standards for HVAC,
                         Inspection, Maintenance & Repair
          Exhibit E:     Right of First Refusal
          Exhibit F:     Right of Cancellation
          Exhibit G:     Memorandum of Lease
          Exhibit H:     Renewal Option

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease by hand and under seal affixed hereto in duplicate originals, all as of the day and year first above written,


                                    LANDLORD:

                                    IMPERIAL CENTER, LIMITED PARTNERSHIP
                                    a North Carolina Limited Partnership
                                    (Seal)

                                    By:  PETULA ASSOCIATES, LTD., AN IOWA
                                         CORPORATION, GENERAL PARTNER

[CORPORATE SEAL]

ATTEST:


/s/ Kurt D. Schaeffer               By:  /s/ Michael S. Duffy
---------------------                    --------------------
Vice President & Secretary          Vice President

                                    By:  __________________________________
                                         ______President

                                    Address:  P.O. Box 13163
                                              Raleigh, NC 27709



                                    TENANT:

                                    INSPIRE PHARMACEUTICALS, INC.


[CORPORATE SEAL]

ATTEST:


/s/ Tim R. Gupton                   By:  /s/ H. Jefferson Leighton
-----------------                        -------------------------
Assistant Secretary                      ______President


                                    Address:  4222 Emperor Boulevard, #470
                                              Morrisville, NC 27560

(Landlord Acknowledgment(s))

STATE OF _______________________________    (Partnership Acknowledgment)

COUNTY OF ______________________________


     I, _______________________________, a Notary Public in and for said County and State, do certify that _________________________, _________________________
of before me this day, executed the foregoing instrument in behalf of said partnership and acknowledged to me that he/she executed the same for the purposes therein stated.

     WITNESS my hand and notarial seal this _________________ day of ____________________, 199__.


                              _______________________________



Notary Public

My Commission Expires:

_______________________


(NOTARIAL SEAL OR STAMP)


STATE OF      NORTH CAROLINA      (Corporate Acknowledgment)
         ------------------------

COUNTY OF   Durham
           ---------


     I, W.E. Walker  , a Notary Public in and for said County and State, do
       --------------
certify that    Tim R. Gupton   personally came before me this day and
             -------------------
acknowledged that he/she is assistant Secretary of   Inspire Pharmaceuticals, a
                  --        ---------              --------------------------
Corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in this name by its _____ President, sealed with its corporate seal, and attested by him/herself as its assistant
                                                            ----------
Secretary.

     WITNESS my hand and notarial seal this  17/th/ day of    May , 199 5 .
                                            -------        --------    ----


      /s/ W.E. Walker
-------------------------------------
Notary Public

My Commission Expires:

         6/28/97
----------------



(NOTARIAL SEAL OR STAMP)


___________________________

Landlord
(Acknowledgment)


STATE OF     IOWA        (CORPORATE ACKNOWLEGEMENT)
           -------

COUNTY OF    POLK
           --------


     I, Lynn Blass, a Notary Public in and for said County and State, do certify
        -----------
that Kurt D. Schaeffer personally came before me this day and acknowledged that
     -----------------
he/she is Vice President & Secretary of Petula Associates, Ltd., a Corporation,
          --------------                ------------------------
and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its Vice President, sealed with
                                                   ----
its corporate seal, and attested by him/herself as its Vice President and
                                                       --------------
Secretary.

     WITNESS my hand and notarial seal this 1/st/ day of June, 199 5 .
                                            -----        -----    ----


                                              /s/ Lynn Blass
                                    ---------------------------------------


Notary Public
My Commission Expires:        [stamp]

      11/2/95
------------------

(NOTARIAL SEAL OR STAMP)

                                  EXHIBIT A-1

                                   FLOOR PLAN


                                Royal Center I
                            4222 Emperor Boulevard
                                Imperial Center


                          [   F L O O R    P L A N  ]

                                  EXHIBIT A-2

                               BUILDING SITE PLAN



                            [  BUILDING SITE PLAN  ]

                                  EXHIBIT A-3

                       LEGAL DESCRIPTION OF REAL PROPERTY



Being all of lot S20 of Imperial Center located in Triangle Township, Durham County, North Carolina, containing 15.367 acres, as shown on that plat entitled "Lot S20 - Imperial Center" dated May 4, 1988, prepared by Kenneth Close, Inc., and recorded in Plat Book 117, Page 166, Durham County Registry.

                                  EXHIBIT A-4
                                  -----------

                                 PARK SITE PLAN
                         Imperial Center Business Park



                        [Imperial Center Business Park]



                              The Imperial Center
                                  Master Plan

                                   EXHIBIT B

                                  SPACE PLAN

                 TENANT IMPROVEMENTS, PLANS AND SPECIFICATIONS

Tenant to occupy space in an "as is" condition (see existing space plan below). The Landlord shall provide an improvement allowance to Inspire Pharmaceuticals, Inc. of $22,500.00. An additional improvement allowance of seventy-five thousand and No/100 Dollars ($75,000.00) shall be amortized over the original lease term at an interest rate of eleven percent (11%) per annum. Amortization of the amount indicated above adds $3.01 per square foot to a base rental rate of $7.25 per square foot, resulting in a rentable rate of $10.26 per square foot for the leased premises. All Additional improvements shall be at Tenant's sole expense.

The Landlord will provide an architectural allowance of $3,200.00. Tenant shall be responsible for paying any additional architectural/engineering fees above the allowance provided directly to the architectural/engineering firm retained.


                                  [SPACE PLAN]

                                   EXHIBIT C

                             RULES AND REGULATIONS


     The following rules and regulations have been adopted by the Landlord for the care, protection and benefit of the building and the park and for the general comfort and welfare of the tenants.

     1. The sidewalks, entrances, halls, passage, elevators, and stairways shall not be obstructed by the Tenant or used by him for any other purpose than for ingress and egress.

     2. Toilet rooms and other water apparatus shall not be used for any purpose other than those for which they are constructed.

     3. The Tenant shall not do anything in the Premises, or bring or keep anything therein, which shall in any way conflict with any law, ordinance, rule or regulation affecting the occupancy and use of the Premises, which are or may hereafter be enacted or promulgated by any public authority or by the Board of Fire Underwriters.

     4. In order to insure proper use and care of the Premises, neither the Tenant nor agent nor employee of the Tenant shall:

               (a) Allow any furniture, packages or articles of any kind to remain in corridors except for short periods incidental to moving same in or out of building or to cleaning or rearranging occupancy of leased space.
               (b) Maintain or utilize bicycles or other vehicles in the building.
               (c) Mark or defile elevators, toilet rooms, walls, windows doors or any part of the building.
               (d) Keep animals or birds on the Premises except to the extent used in Tenant's business operations.
               (e) Deposit waste paper, dirt or other substances in corridors, stairways, elevators, toilets, restrooms, or any other part of the building not leased to him.
               (f) Fasten any article, drill holes, drive nails or screws into walls, floors, doors, or partitions, or otherwise mar or deface any of them by paint, papers or otherwise, unless written consent is first obtained from the Landlord.
               (g) Operate any machinery within the building except customary office equipment, such as dictaphones, calculators, electric typewriters, and the like. Special equipment or machinery used in the trade or profession of the Tenant may be operated only with the prior written consent of the Landlord.
               (h) Tamper or interfere in any way with windows, doors, locks, air conditioning controls, heating, lighting, electric or plumbing fixtures.
               (i) Premises unoccupied without locking all doors, extinguishing lights and turning off all water outlets.
               (j) Install or operate vending machines of any kind in the Premises without written consent of Landlord.

     5. The Landlord shall have the right to prohibit any advertising by the Tenant which, in their opinion, tends to damage the reputation of the building or its desirability, and upon written notice from Landlord, the Tenant shall discontinue any such advertising.

     6. The Landlord reserves the right to designate the time when and method whereby freight, furniture, safes, goods, merchandise and other articles may be brought into, moved or taken from the building and the Premises leased by the Tenant; and workmen employed, designated or approved by the Landlord must be employed by Tenants for repairs, painting, material moving and other similar work that may be done on the Premises.

     7. The Tenant will reimburse the Landlord for the cost of repairing any damage to the Premises or other parts of the building caused by the Tenant or the agents or employees of the Tenant, including replacing any glass broken.

     8. The Landlord shall furnish a reasonable number of door keys for the needs of the Tenant, which shall be surrendered on termination of the lease, and reserves the right to require a deposit to insure their return at termination of the Lease. The Tenant shall obtain keys only from the Landlord, shall not obtain duplicate keys from any outside source, and shall not alter the locks or effect any substitution.

     9. The Tenant shall not install in the Premises any metal safes or permit any concentration of excessive weight in any portion thereof without first having obtained the written permission of Landlord.

     10. The Landlord reserves the right at all times to exclude newsboys, loiterers, vendors, solicitors and peddlers, from the building and to require registration, satisfactory identification and credentials from all persons seeking access to any part of the building outside of ordinary business hours. Ordinary business hours shall mean Monday through Friday, 8:00 a.m. to 6:00 p.m., except on legal holidays. The Landlord will exercise its best judgment in the execution of such control but shall not be held liable for the granting or refusal of such access. The Landlord reserves the right to exclude the general public from the building after ordinary business hours and on weekends and holidays.

     11. The attaching of wires to the outside of the building is absolutely prohibited, and no wires shall be run or installed in and part of the building without the Landlord's permission and direction.

     12. Request for services of janitors or other building employees must be made to the Landlord. Agents or employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

     13. Signs or any other Tenant identification shall be in accordance with building standard signage. No signs of any nature shall be placed in the windows so as to be visible from the exterior of the building. All signs not approved in writing by the Landlord shall be subject to removal without notice.

     14. Any improvements or alterations to the Premises by Tenant shall be approved in advance by the Landlord and all such work, if approved, shall be done at the Tenant's sole expense under the supervision of the Landlord.

     15. Tenant shall have a non-exclusive right to use of all driveways and parking areas adjoining said premises. Landlord shall have the authority to assign parking areas for Tenant and Tenant's employees, if deemed necessary by Landlord.

     16. If additional drapes or window decorations are desired by Tenant, they shall be approved by Landlord and installed at the Tenant's expense under the direction of the Landlord.

     17. The Tenant shall, at its sole cost and expense and on at least a quarterly basis, employ professional exterminators to treat and control pests within the Premises and supply Landlord with a copy of the contract therefor and evidence of treatment.

     The Landlord shall have the right to make such other and further reasonable rules and regulations as, in the judgement of the Landlord, may from time to time be necessary for the safety, care and cleanliness of the Premises, the building or the park, and for the preservation of good order therein, effective five (5) days after all tenants have been given written notice thereof.

                                   EXHIBIT D

                          Contract Standards for HVAC
                      Inspection, Maintenance and Repair


     Pursuant to Section 8 of the Lease, Tenant is obligated to enter into and maintain a maintenance contract for heating and air conditioning systems and equipment at the Premises, for the term of the Lease, and any renewal or extension hereof. The following sets forth minimum standards in connection with the services contract so as to accomplish a preventive maintenance inspection and service program for the HVAC systems and equipment at the Premises. At minimum, contract services shall include four (4) scheduled inspections and routine preventative maintenance service calls per year. The contract shall further provide that emergency call service shall be available on a twenty-four
(24) hour a day on call basis. The services contract shall include, without limitation, the following types of services:

     (1) Regular preventative maintenance to heating, ventilation and air conditioning equipment as follows:

          A.   Compressors

               1.   Check suction and head pressures
               2.   Electrical amperes
               3.   All electrical connections

          B.   Condenser Coil

               1.   Clean coil (if needed) and check fan condition
               2.   Check oil level and condition
               3.   Check for refrigerant leaks

          C.   Air Handling Side

               1.   Volts and amperes of motor
               2.   Electrical connections
               3.   Adjust belts and pulleys
               4.   Check and lube bearings and motors
               5.   Clean coil (if needed) and check fan condition
               6.   Change filters
               7.   Check for condensate leaks

          D.   Boiler (if applicable)

               1.   Check fire
               2.   Pressures
               3.   Oil and check pumps
               4.   Burners
               5.   Water temperature
               6.   Safety controls

          E.   Check out heating side of units as well as cooling side.

          F.   Check to make sure thermostats are operating properly.

     (2) Emergency call service as needed (beyond routine preventative service) due to mechanical failure of HVAC equipment.

                                   EXHIBIT E

                             RIGHT OF FIRST OFFER

Tenant shall have a right of first offer throughout the initial Term of this Lease and any renewal Term hereof, for the space currently occupied by ICAgen, Inc. Prior to entering into negotiations with any other prospective Tenant for any such space, the Landlord will provide Tenant with a written notice specifying the amount of space that will be available, the date of availability, and the then prevailing terms. Tenant must respond in writing within ten (10) days of Landlord's notice if it wishes to Lease said space. For the twelve (12) months of either the initial Term of this Lease or any extension term, Landlord's obligation to extend Tenant any right of first offer is contingent upon either (i) Tenant having previously elected to extend this Lease or enter into a new Lease for the Premises, or (ii) Tenant electing, upon receiving notice of the availability of said space, to extend the Lease or enter into a new Lease for the Premises. Landlord represents to Tenant that to the best of Landlord's knowledge no other party has a right of first offer or right of first refusal on said ICAgen, Inc. space. In addition to the right of first offer Tenant shall lease from Landlord the space presently occupied by Kelly Green 'Scapes at the Building, consisting of 3,280 useable square feet, which space may be available to Tenant on or before November 1, 1995 subject to the conditions of the following sentence. This right of Tenant to said space is subject to Landlord receiving from ICAgen, Inc. a waiver of its right of first offer on the Kelley Green 'Scapes' space, and is further subject to Landlord's ability to relocate Kelley Green 'Scapes' within the Business Park. Landlord further represents that it shall use all reasonable efforts to relocate Kelly Green 'Scapes on or before November 1, 1995. Upon occupancy of the Kelly Green 'Scapes space by Tenant, Tenant shall pay rent for such space in the amount of five and 50/100 Dollars ($5.50) per square foot and all of the terms and conditions of this Lease shall apply to Tenant's use and occupancy of said space. Landlord represents to the best of its knowledge that no other party other than ICAgen, Inc. has right of first offer or first refusal on the Kelly Green 'Scapes' space.

                                   EXHIBIT F

                             RIGHT OF CANCELLATION

Tenant shall have the right to cancel this lease following thirty-six (36) months occupancy and with six (6) months prior written notice. The cancellation penalty, paid at the time cancellation notice is given, shall be the unamortized portion of the interior improvement allowance, architectural fees and brokerage fees (which is being amortized at eleven percent (11%) per annum) previously paid by the Landlord. The parties agree that such charge shall be only the unamortized portion of the principle and shall not include any future interest
                                                               ------
charges.  [past the thirty-six month occupancy period]
           ------------------------------------------

                                   EXHIBIT G

                              MEMORANDUM OF LEASE

                                                   [TO BE ADDED AT COMMENCEMENT]
                                                    ---------------------------

                                  EXHIBIT H.

                                RENEWAL OPTION

Tenant may, at its sole discretion, elect to renew this Lease for a period of between two (2) and four (4) years (the "Extension Period"), the number of years of such extension to be in Tenant's discretion, by giving Landlord written notice of Tenant's intention to exercise this renewal option (the "Extension Option") not later than five (5) months prior to the expiration of the initial term. The Extension Period shall be subject to the same terms and conditions as contained in this Lease, except that rent, as described in Section 3 of the Lease, shall be nine and No/100 Dollars ($9.00) per square foot for a two (2) year term and nine and 50/100 Dollars ($9.50) per square foot for a term of three (3) years or greater.

In the event that Tenant agrees to exercise its extension option for an extension period of three (3) years or greater, then Landlord shall provide a refurbishment allowance equal to one dollar ($1.00) per square foot for each year of the renewal term.

                              AMENDMENT TO LEASE

     THIS AMENDMENT TO LEASE ("Amendment") is executed this 30 day of August, 1995 by and between INSPIRE PHARMACEUTICALS, INC. ("Tenant") and IMPERIAL CENTER, LIMITED PARTNERSHIP ("Landlord").

                              W I T N E S S E T H:

     THAT WHEREAS, Landlord and Tenant entered into a lease for certain space at the Royal Center I, 4222 Emperor Boulevard, Morrisville, North Carolina, dated May 17, 1995, as amended August 30 , 1995 (the "Lease"); and
                                --

     WHEREAS, the Lease grants Tenant certain rights to space currently occupied by Kelly Green 'Scapes (the "Kelly Green 'Scapes Space"); and

     WHEREAS, Landlord and Tenant have agreed to modify the Lease as set forth herein, primarily in order to modify Tenant's rights with respect to the Kelly Green 'Scapes Space.

     NOW THEREFORE, for the mutual covenants and premises herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties, intending to be bound, hereby agree as follows.

     1.  Delivery of Kelly Green 'Scapes Space:  Landlord warrants and agrees
         -------------------------------------
that it shall deliver the Kelly Green 'Scapes space to Tenant on or before December 1, 1995. It is understood that the Kelly Green 'Scapes Space shall be in a "shell condition." If Landlord cannot deliver possession to Tenant of the Kelly Green 'Scapes Space on or before December 1, 1995, the Lease shall not be void or voidable, provided, however, that in such event, no obligations of Tenant for rent due or other obligations for the Kelly Green 'Scapes Space shall accrue until possession of the Kelly Green 'Scapes Space shall have been delivered. If the period of actual delay of Kelly Green 'Scapes Space exceeds
(45) days, then Tenant may, at its option, terminate the Lease. Further, if Landlord will be unable to deliver possession of the Kelly Green 'Scapes Space on or before December 1, 1995, it shall provide Tenant with written notice of such anticipated delay, together with a reasonable estimate of the actual delivery date, not later than November 1, 1995, so that Tenant will not incur unnecessary costs related to its anticipated possession of the Kelly Green 'Scapes Space .

     2.  Obligations of Tenant Upon Delivery:  Upon occupancy of the Kelly Green
         -----------------------------------
'Scapes Space, Tenant shall pay rent as provided in the Lease and shall be subject to all terms and conditions of the Lease with respect to the Kelly Green 'Scapes Space.

     3.  Compensation to Landlord:  Tenant acknowledges that in order to make
         ------------------------
the Kelly Green 'Scapes Space available not later than December 1, 1995 or within 45 day period as referenced in Section 1. Landlord and certain of Landlord's tenants will incur costs relative to the relocation of Kelly Green 'Scapes. Tenant hereby agrees to pay Landlord a fee of Twenty Thousand and No/100 Dollars ($20,000.00) in order to contribute to the costs of the relocation, and in order to insure that the Kelly Green 'Scapes Space is available for certain on or before December 1, 1995 or within 45 day period as referenced in Section 1. This fee shall be paid by Tenant to Landlord within ten (10) days of date Landlord delivers the Kelly Green 'Scapes Space to Tenant.

     4.  Full Force and Effect; Time of the Essence:  Except as modified herein,
         ------------------------------------------
the Lease remains unchanged and in full force and effect. Time is of the essence hereunder.

     [Signature Page Attached Hereto and Incorporated Herein by Reference]

     IN WITNESS WHEREOF, the undersigned have executed this Amendment under seal the day and year first above written.

        LANDLORD:
        IMPERIAL CENTER, LIMITED PARTNERSHIP,
        a North Carolina limited partnership (SEAL)

        By:                Petula Associates, Ltd.,
                           an Iowa corporation,
                           General Partner
                                                                      APPROVED
        By:                /s/ Frank E. Schmitz                       BICB
                           ------------------------------------     ------------


        Printed Name:      Frank E. Schmitz
                           ------------------------------------
        Title:             Senior Regional Asset Manager
                           Commercial Real Estate Equities
                           ------------------------------------

                                   President
                           --------

ATTEST:
/s/ Ronald B. Franklin, Vice President
            Secretary
----------

[AFFIX CORPORATE SEAL]


        TENANT:
        INSPIRE PHARMACEUTICALS, INC.

        By:                /s/ H. Jeff Leighton
                           ----------------------------------------


        Printed Name:      H. Jeff Leighton
                           ----------------------------------------

        Title:                     President
                           --------



ATTEST:
/s/ Tim R. Gupton
Assistant   Secretary
----------

[AFFIX CORPORATE SEAL]
     None

                                         August 1, 1995



Inspire Pharmaceuticals, Inc.
4222 Emperor Blvd., Suite 470
Morrisville, NC 27560
Attn.: H. Jeff Leighton, Ph. D.

Petula Associates, Ltd.
c/o Tri-Properties, Inc.
Post Office Box 13163
RTP, NC 27709
Attn.:  Amy Sears

Dear Ladies and Gentlemen:

We have received a written notice from Petula Associates, Ltd. advising us of our right to exercise our right of first offer on the space now occupied by Kelly Green 'Scapes and known as Suite 490, 4222 Emperor Boulevard, Morrisville, North Carolina 27560 (the "Subject Space"): This right of first refusal is pursuant to our lease dated December 17, 1992 between ICAgen, Inc. and Imperial Center Partnership and Petula Associates, Ltd. (collectively, "Landlord"). ICAgen has agreed not to exercise its right of first offer based on the following agreement:

1. Inspire Pharmaceuticals has agreed to sign a definitive lease for the Subject Space.

2. In the event Inspire desires to assign or sublet the Subject Space or any other space occupied by it in the Royal Center I Building, ICAgen will have a right of first offer for twenty (20) calendar days on the Subject Space or such other space at a fair market rate for the Subject Space or such other space, as the case may be.

3. In the event that Inspire does not begin paying full market rent for the Subject Space on or before the earlier of (a) 45 days after Landlord makes the Subject Space available to Inspire for fit-up or (b) January 15, 1996, ICAgen would again have a right of first offer as to the Subject space for twenty (20) calendar days. In the event that ICAgen offers to take such space, assuming space is made available, it shall be available to it at the rate of Five Dollars and Fifty Cents ($5.50) per square foot and all the terms and conditions contained in ICAgen's lease with Landlord shall apply to the use and occupancy of such space and the term of such space shall be coterminate (including options to renew) with the term of ICAgen's lease with Landlord. If ICAgen exercises such right of first offer, then the lease for the Subject Space between Petula and Inspire shall terminate.

4. In the event ICAgen desires to assign or sublet any of its space in the Royal Center I Building, Inspire will have a right of first offer for twenty (20) calendar days on such space.

5. ICAgen shall have a right to renew its lease which is superior to any right of first offer or first refusal given Inspire. In the event ICAgen does not renew its lease, Inspire does have a right of first offer on ICAgen's space. Landlord agrees to negotiate in good faith for such renewal with ICAgen at the prevailing market rates for space in the Royal Center I Building.

     If you are in agreement with the terms of this letter agreement, please sign one copy and return it to me and it shall constitute a binding agreement among us governed by North Carolina law.


                                        Sincerely,

                                        /s/ P. Kay Wagoner, Ph.D.

                                        P. Kay Wagoner, Ph.D.
                                        President

     Agreed to and accepted this
          1st     day of August, 1995
     ------------

PETULA ASSOCIATES, LTD.                                     INSPIRE PHARMACEUTICALS, INC.
              ----------------------------------------                ----------------------------------------
By:             /s/ Frank E. Schmitz                        By:         /s/ H. Jeff Leighton
              ----------------------------------------                ----------------------------------------


Name:           Frank E. Schmitz                            Name:       H. Jeff Leighton
                Senior Regional Asset Manager
                Commercial Real Estate Equities
              ----------------------------------------                ----------------------------------------

Title:                                                      Title:      CEO
              ----------------------------------------                ----------------------------------------